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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                 CITIGROUP CAPITAL V
               (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                   06-6432184
 (State of Incorporation                          (I.R.S. Employer
    or Organization)                             Identification No.)

c/o Citigroup Inc.
399 Park Avenue
New York, New York                                     10043
(Address of Principal Executive Offices)            (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class                      the registration of a class
of securities pursuant to                    of securities pursuant to
Section 12(b) of the                         Section 12(g) of the
Exchange Act and is effective                Exchange Act and is effective
upon filing pursuant to General              upon filing pursuant to General
Instruction A.(c) please check               Instruction A.(d) please check
the following box. [X]                       the following box.

Securities Act registration statement file number to which this  form relates:
333-42575
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered

  7% TRUPS-Registered Trademark- Trust       New York Stock Exchange
 --- Preferred Securities
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                        (None)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     See the information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrants, as filed with the Securities and Exchange Commission on December 18, 1997.

Item 2.  Exhibits.

     2.1  Registration Statement on Form S-3 (No. 333-42575) of the Registrants.

     2.2 Certificate of Trust dated September 19, 1996, of Travelers Capital V, incorporated by reference to Exhibit 4.5 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

     2.3 Form of Amended and Restated Declaration of Trust for Travelers Capital V ("Declaration of Trust"), incorporated by reference to
          Exhibit 4.10 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

     2.4  Form of Preferred Security, included in the Declaration of Trust.

     2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4.18 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

     2.6 Form of Indenture between Citigroup Inc. (formerly Travelers Group Inc.) and The Chase Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to
          Exhibit 4.11 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).










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                                      SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  November 12, 1998
                                   CITIGROUP CAPITAL V


                                   By:  /s/ Irwin Ettinger
                                            Irwin Ettinger, as Trustee


                                   By:  /s/ Heidi G. Miller
                                            Heidi G. Miller, as Trustee


                                   CITIGROUP INC.


                                   By: /s/ Robert Matza
                                           Robert Matza
                                           Deputy Treasurer







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